Exhibit 2.3
AMENDMENT TO SHARE PURCHASE AGREEMENT
This AMENDMENT TO THE SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of February 11, 2021, is made by and among Nasdaq, Inc., a Delaware corporation (“Parent”), Verafin Holdings Inc., a corporation existing under the CBCA (the “Company”), the Persons listed on Annex C to the Share Purchase Agreement (as defined below) (such Persons, together with any Person holding Common Shares on behalf of whom the Company, as attorney-in-fact, executed the Share Purchase Agreement after the date thereof pursuant to Section 2.03 of the Share Purchase Agreement, collectively, “Sellers”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of the Sellers (the “Representative”). Parent, the Company, Sellers and the Representative shall each be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Share Purchase Agreement.
RECITALS:
WHEREAS, the Parties are parties to that certain Share Purchase Agreement dated November 18, 2020 by and among Parent, Osprey Acquisition Corporation, the Company, Sellers and the Representative (the “Share Purchase Agreement”);
WHEREAS, Section 13.08 of the Share Purchase Agreement provides that the Share Purchase Agreement may be amended only by written agreement signed by, in respect of any amendment or waiver on or prior to the Closing Date, the Parent and the Company, and if such amendment or waiver is applicable to the Sellers, the Sellers representing the majority of the votes attached to the Common Shares held by them (including each of the Fund Holders);
WHEREAS, the Parties wish to amend the Share Purchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENTS TO THE SHARE PURCHASE AGREEMENT
1.01Share Purchase Agreement. Except as expressly amended by this Agreement, the Share Purchase Agreement is not otherwise being amended. The Share Purchase Agreement remains in full force and effect in accordance with its terms and conditions.

1.02Amendments.
a.From and after the date of this Agreement, Section 3.04(a) of the Share Purchase Agreement is hereby amended by replacing the first sentence with the following text:

Prior to the Pre-Closing Reorganization, the authorized capital of the Company consists of an unlimited number of Common Shares, of which an unlimited number are designated as Series A Voting Common Shares, an unlimited number are designated as Series B Voting Common Shares, an unlimited number are designated as Series C Voting Common Shares and an unlimited number are designated as Non-Voting Common Shares. Following the Pre-Closing Reorganization, the authorized capital of the Company consists of an unlimited number of Class A Common Shares, an unlimited number of Class B Common Shares, an unlimited number of Class C Common Shares, an unlimited number of Class D Common Shares and an unlimited number of Class E Common Shares.
b.    The following definitions in Section 12.01 of the Share Purchase Agreement are hereby amended by replacing them with the following text:
“Common Shares” means, (a) prior to the Pre-Closing Reorganization, the common shares in the capital of the Company, including the Series A Voting Common Shares, the Series B Voting Common Shares, the Series C Voting Common Shares, and the Non-Voting Common Shares, and (b) following the Pre-Closing Reorganization, the Class A Common Shares, the Class B Common Shares, the Class C Common Shares, the Class D Common Shares and the Class E Common Shares.

“Per Share Closing Consideration” means, with respect to any Common Share, the amount equal to (a) the quotient obtained by dividing (i) an amount equal to (A) the Closing Consideration, plus (B) the aggregate dollar amount of the exercise prices for all In-the-Money Options, less (C) the Escrow Amount, less (D) the Expense Fund by (ii) the Fully Diluted Number, less (b) solely for purposes of calculating the Per Share Closing Consideration of any Class E Common Share (and not any Options or other Common Shares), an amount per Class E Common Share equal to the amount set forth with respect to the applicable holder thereof on Annex D (it being understood that the aggregate of the amounts deducted in respect of all Class E Common Shares pursuant to this clause (b) shall be equal to the Reorganization Tax Liability).

c    The definition of “Specified Common Share Value” in Section 12.01 of the Share Purchase Agreement and the reference thereto in the Index of Defined Terms are hereby deleted.
d.    Section 12.01 of the Share Purchase Agreement is hereby amended to add the following definitions:
“Class A Common Shares” means the Class A Common Shares in the capital of the Company.
“Class B Common Shares” means the Class B Common Shares in the capital of the Company.

“Class C Common Shares” means the Class C Common Shares in the capital of the Company.

“Class D Common Shares” means the Class D Common Shares in the capital of the Company.

“Class E Common Shares” means the Class E Common Shares in the capital of the Company.

e.    The Share Purchase Agreement is hereby amended by adding Annex D as set forth on Exhibit A attached hereto.
f.    Schedule 3.04(b)(2) of the Share Purchase Agreement is hereby amended as set forth on Exhibit B attached hereto.
ARTICLE II
MISCELLANEOUS
2.01Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties (as defined in the Share Purchase Agreement for purposes of this Section 2.01) and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Company, the Parent or the Buyer without the prior written consent of the non-assigning Parties, provided that the Parent and the Buyer may assign this Agreement (in whole but not in part) to one or more Affiliates of Parent, but no such assignment shall relieve the Parent or the Buyer of its obligations under this Agreement.
2.02Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
2.03Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The information contained in this Agreement is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

2.04Amendment and Waiver. Any provision of this Agreement may be amended or waived only by written agreement signed by, (a) in respect of any amendment or waiver on or prior to the Closing Date, the Parent and the Company, and, only if such amendment or waiver is applicable to the Sellers, the Sellers representing the majority of the votes attached to the Common Shares held by them (including each of the Fund Holders), and, only if such amendment or waiver is applicable to the Representative, the Representative; and (b) in respect of any amendment or waiver following the Closing Date, the Parent and the Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
2.05Complete Agreement. This Agreement, the Share Purchase Agreement and the documents referred to herein contain the complete agreement between the Parties (as defined in the Share Purchase Agreement for purposes of this Section 2.05) and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.
2.06Third Party Beneficiaries. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties (as defined in the Share Purchase Agreement for purposes of this Section 2.06) any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.
2.07Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
2.08Delivery by Facsimile or Email. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense.
2.09Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) Party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
2.10Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
2.11Jurisdiction. Any suit, Action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought before and determined exclusively by the Delaware Court of Chancery of the State of Delaware; provided that if the Delaware Court of Chancery does not have jurisdiction, any such suit, Action or proceeding shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, Action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, Action or proceeding in any such court or that any such suit, Action or proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such suit, Action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 13.03 of the Share Purchase Agreement shall be deemed effective service of process on such Party.
* * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

Company:	VERAFIN HOLDINGS INC.

/s/ Christopher Hickey
By: Christopher Hickey
Its: Corporate Secretary

Parent:	NASDAQ, INC.

/s/ Michael Ptasznik
By: Michael Ptasznik
Its: Executive Vice President, Corporate Strategy and Chief Financial Officer

Representative:	SHAREHOLDER REPRESENTATIVE SERVICES LLC solely in its capacity as the Representative

/s/ Sam Riffe
By: Sam Riffe
Its: Managing Director

[Signature Page to Share Purchase Agreement]

Sellers:	INFORMATION VENTURE PARTNERS SPV I, L.P., by its general partner, IVP SPV GP INC.

	By:	/s/ David Unsworth
Name: David Unsworth
Title: Secretary

[Signature Page to Share Purchase Agreement]

SPECTRUM EQUITY VIII-A, L.P.
By:	Spectrum Equity Associates VIII, L.P.,
its General Partner

By:	SEA VIII Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

SPECTRUM VIII INVESTMENT MANAGERS’ FUND, L.P.
By:	SEA VIII Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

SPECTRUM EQUITY VIII-B, L.P.
By:	Spectrum Equity Associates VIII, L.P.,
its General Partner

By:	SEA VIII Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

SPECTRUM VIII CO-INVESTMENT FUND, L.P.
By:	SEA VIII Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

SPECTRUM EQUITY VIII-C, L.P.
By:	Spectrum Equity Associates VIII, L.P.,
its General Partner

By:	SEA VIII Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

SPECTRUM DISCRETIONARY OVERAGE PROGRAM I-B, L.P.
By:	Spectrum Discretionary Overage
Program Associates I, L.P.,
its General Partner

By:	SDOP I Management, LLC,
its General Partner

By:	/s/ Christopher T. Mitchell
Name: Christopher T. Mitchell
Title: Managing Director

[Signature Page to Share Purchase Agreement]

JAMIE KING FAMILY TRUST (2012) #1
By:	/s/ Jamie King
Name: Jamie King
Title: Trustee

[Signature Page to Share Purchase Agreement]

RAYMOND PRETTY FAMILY TRUST (2012) #1
By:	/s/ Raymond Pretty
Name: Raymond Pretty
Title: Trustee

[Signature Page to Share Purchase Agreement]

BRENDAN BROTHERS FAMILY TRUST (2012) #1

By:	/s/ Brendan Brothers
Name: Brendan Brothers
Title: Trustee

By:	/s/ Kevin Baker
Name: Kevin Baker
Title: Trustee

/s/ Brendan Brothers
Brendan Brothers

[Signature Page to Share Purchase Agreement]